EXHIBIT 99.2

Product and Segment Revenues

(New Reporting Structure)

(Unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Segment Revenues:
Network Solutions	$126,793	$115,699	$525,502	$527,422
Services & Support	36,193	23,314	111,279	72,642

Total	$162,986	$139,013	$636,781	$600,064

Category Revenues:
Access & Aggregation	$119,667	$96,684	$436,372	$405,698
Customer Devices	31,395	28,274	137,608	125,565
Traditional & Other Products	11,924	14,055	62,801	68,801

Total	$162,986	$139,013	$636,781	$600,064

Sales by Geographic Region:
United States	$123,702	$112,022	$501,337	$419,366
International	39,284	26,991	135,444	180,698

Total	$162,986	$139,013	$636,781	$600,064